EXHIBIT 10.36

THIRD AMENDMENT TO
UIL HOLDINGS CORPORATION
DEFERRED COMPENSATION PLAN

Effective as of January 1, 2007, the UIL Holdings Corporation Deferred Compensation Plan is hereby amended as follows:

1. The definition of Election Period contained in Section 1.1bb), relating to both “Grandfathered” and “Non-Grandfathered” Amounts, is amended in its entirety to read as follows:

bb) “Election Period” shall mean the time period provided for deferral of Compensation under the Plan. Deferral Elections must be filed by December 20th of the preceding year with respect to elections made in 2004 and later years, to be effective with respect to Compensation earned in a subsequent calendar year. The Election Period with respect to the deferral by a Designated Individual of some portion or all of a Restricted Stock Award shall be, with respect to deferrals of Restricted Stock Awards made in 2006 and after, a date that ends no later than the thirtieth day following the date of the grant, provided that the Deferral Election is made at least 12 months in advance of the earliest vesting date applicable to such award. The Election Period with respect to the deferral by a Designated Individual of some portion or all of a Performance Share Award shall be any period designated by the Committee, which ends no later than 6 months prior to the end of the performance period related to such Performance Share Award (12 months in the case of Deferral Elections filed prior to January 1, 2007), and which shall be deemed effective contemporaneously with the vesting of such Award, provided that in no event may an election to defer Performance Shares be made after such compensation has become both substantially certain to be paid and readily ascertainable.

2. The definition of “Business Unit” contained in Section 1.1d) is hereby revised to read as follows:

d) “Business Unit” means The United Illuminating Company (“UI”), and each other subsidiary of the Company that, which the consent of the Board, adopts this Plan. Business Units shall be listed on Exhibit A to the Plan.

3. The definition of “Change in Control” contained in Section1.1g) is hereby amended in its entirety to read identically to that term as defined from time to time in the UIL Holdings Corporation Change in Control Plan II, which term reads as follows as of the date of this amendment:

g) “Change in Control” of the Company shall have the following meaning:

(A) UIL and its subsidiaries. With respect to UIL and its subsidiaries, the occurrence of any of the following shall constitute a Change of Control:

(i) When any Person, other than UIL, its Affiliates, or any employee benefit plan of UIL or its Affiliate s (including any trustee of such plan acting as trustee), is or becomes the Beneficial Owner, directly or indirectly, of securities of UIL representing more than 25% of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors (“Voting Securities”) of UIL; or

(ii) Individuals, who constitute the Board of Directors of UIL (the “Incumbent Directors”) as of the beginning of any twenty-four month period (not including any period prior to the date of this Agreement), cease for any reason to constitute at least a majority of the directors. Notwithstanding the foregoing, any individual becoming a director subsequent to the beginning of such period, whose election or nomination for election by UIL’s stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Directors, shall be considered an Incumbent Director; or

(iii) Consummation by UIL of a recapitalization, reorganization, merger, consolidation or other similar transaction (a “Business Combination”), with respect to which all or substantially all of the individuals and entities who were the Beneficial Owners of the Voting Securities immediately prior to such Business Combination (the “Incumbent Shareholders”) do not, following consummation of all transactions intended to constitute part of such Business Combination, beneficially own, directly or indirectly, more than 50% of the Voting Securities of the corporation, business trust or other entity resulting from or being the surviving entity in such Business Combination (the “Surviving Entity”), in substantially the same proportion as their ownership of such Voting Securities immediately prior to such Business Combination; or

(iv) Consummation of a complete liquidation or dissolution of UIL, or the sale or other disposition of all or substantially all of the assets of UIL, other than to a corporation, business trust or other entity with respect to which, following consummation of all transactions intended to constitute part of such sale or disposition, more than 50% of the combined Voting Securities is then owned beneficially, directly or indirectly, by the Incumbent Shareholders in substantially the same proportion as their ownership of the Voting Securities immediately prior to such sale or disposition.

(B) Certain Business Units. With respect to the following business units, namely The United Illuminating Company, and Xcelecom, Inc. (each, a “Business Unit”), the occurrence of either of the following shall constitute a Change of Control, but only with respect to individuals whose primary employment is by the affected Business Unit:

(i) Consummation of a Business Combination involving such Business Unit with respect to which UIL (together with the Incumbent Shareholders) does not, following consummation of all transactions intended to constitute part of such Business Combination, beneficially own, directly or indirectly, more than 50% of the Voting Securities of the surviving entity; or

(ii) Consummation of a complete liquidation or dissolution of such Business Unit, or the sale or other disposition of all or substantially all of the assets of such Business Unit, other than to a corporation, business trust or other entity with respect to which, following consummation of all transactions intended to constitute part of such sale or disposition, more than 50% of the Voting Securities of such entity is then owned beneficially, directly or indirectly, by UIL (together with the Incumbent Shareholders).

(C) Defined Terms. The following terms shall have the meanings set forth below:

(i) “Affiliate” shall have the meaning set forth in Rule 12b-2 under the Exchange Act;

(ii) “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act;

      (iii) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended; and

      (iv) “Person” shall have the meaning as used in Sections 13(d) and 14(d) of the Exchange Act.

4. The definition of “Restricted Stock Award” contained in Section 1.1nn) is hereby revised to read as follows:

nn) “Restricted Stock Award” shall mean any award of Restricted Stock which, if deferred under this Plan, shall be credited as Restricted Stock Units, and which is settled in shares of Company Stock that may be drawn from UIL Holdings Corporation 1999 Amended and Restated Stock Plan or from this Plan, or both, to the extent permitted under the terms of said plans.

5. Section 1.1ss) containing the definition of “Stock Fund or “Company Stock Fund” is revised to read as follows:

ss) "Stock Fund" or "Company Stock Fund" shall mean the deemed, unitized, investment Fund established to record (i) Participants' deemed investments in Stock Units, (ii) Designated Individuals' deferrals of Restricted Stock in Stock Units, (iii) Company Matching Contributions invested in Stock Units, (iv) Stock Units credited to Participants’ Accounts upon the vesting of deferred Performance Shares, and (v) Dividend Equivalents deemed reinvested in Stock Units. The Company has reserved 83,333 (post split) shares of Company Stock for deemed investment in this Plan. Such Stock Units shall be settled in Shares of Company Stock that may be drawn from UIL Holdings Corporation 1999 Amended and Restated Stock Plan or from this Plan, or both, to the extent permitted under the terms of said plans.

6. Section 1.1uu) is amended in its entirety to read as follows:

uu) “Stock Unit Sub-account” shall mean the bookkeeping account maintained by the Committee on behalf of each Participant who is credited with Stock Units and, as applicable, Dividend Equivalents, resulting from Compensation Deferrals, Company Matching Contributions deemed invested in Stock Units, deferred Restricted Stock Units and deferred Performance Shares.

7.  The definition of “Performance Share Award” or “Performance Share” contained in Section 1.1vv) is hereby amended in its entirety to read as follows:

vv) “Performance Share Award” or “Performance Share” shall mean a long-term incentive performance share award which, if deferred under this Plan, is credited in Stock Units when such Performance Share is vested at the end of the performance period, and which is settled in shares of Company Stock that may be drawn from UIL Holdings Corporation 1999 Amended and Restated Stock Plan or from this Plan, or both, to the extent permitted under the terms of said plans.

8. Section 2.2 of the Plan is hereby amended to read as follows:

An Eligible Person shall become a Participant in the Plan by filing a Deferral Election in accordance with Section 3.1 during an Election Period, in accordance with such procedures as may be established from time to time by the Committee. An individual who, at any time, ceases to be an Eligible Person as determined in the discretion of the Committee shall not be permitted to enter into future Deferral Elections, and no such Deferral Elections will be allowed until such time as the individual again becomes an Eligible Person; expressly provided, however, that nothing herein shall prohibit the Company from giving effect to any previously filed Deferral Election that was timely made.

9. Section 4.5 of the Plan is hereby revised to read as follows:

4.5 Deferred Performance Share Account.

(a) The Plan Administrator shall maintain a Stock Unit Sub-account for each Designated Individual to record the number of Stock Units to be credited to such Designated Individual as of the date that any Performance Shares would otherwise be payable to the Participant upon vesting thereof in the absence of a deferral election made pursuant to Section 3.1.

(b) The number of Stock Units to be credited shall be equivalent in value to the number of shares of Stock that would have been payable to the Participant in settlement of the Performance Share Award absent his deferral election.

(c) The Designated Individual’s Performance Share Sub-account shall not be credited with Dividend Equivalents; expressly provided however, that with respect to Stock Units credited to a Participant’s account in respect of Performance Shares that vest on or after December 31, 2006, such Stock Units shall be credited with Dividend Equivalents from, and after, the date of vesting of such Performance Shares.

(d) Until such time as such Performance Share Sub-accounts are actually paid in Stock to the Designated Individual, the Designated Individual shall have no voting rights associated with such Performance Share Sub-accounts.

10. Section 8.9 of the Plan is hereby revised to read as follows:

8.9 Adjustments; Assumption of Obligations.

In the event of a reorganization, recapitalization, stock split, stock or extraordinary cash dividend, combination of shares, merger, consolidation, distribution of assets, or any other change in the corporate structure or shares of the Company, the Committee shall make the appropriate adjustments in (i) the number of Stock Units credited to Participants' Accounts, (ii) the number (or type) of shares of Stock reserved for issuance hereunder, (iii) the number (or type) of shares subject to any deferred Restricted Stock Units and deferred Performance Shares, and (iv) any Share limitations imposed under the Plan, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or any Stock Units credited hereunder. In the event of any merger, consolidation or other reorganization in which the Company is not the surviving or continuing entity, all Stock Units, deferred Restricted Stock and deferred Performance Shares hereunder shall be assumed by the surviving or continuing entity.  In the event of any reorganization in which all of the shares of the Company's Stock are exchanged for shares of the common stock of another corporation, all Stock Units credited hereunder and all deferred Restricted Stock Units and deferred Performance Shares outstanding on the effective date of the share exchange shall be automatically converted into obligations of the other corporation on identical terms, and the other corporation shall assume this Plan, or if the Committee deems such action appropriate, it may provide for a cash payment to the Participant. The Committee may also make adjustments to Stock Units, and deferred Restricted Stock Units and deferred Performance Shares under this Plan on account of those events set forth in Section 8 of the UIL Holdings Corporation 1999 Amended and Restated Stock Plan.

The foregoing amendments shall be effective in accordance with their terms.

              UIL HOLDINGS CORPORATION

By /s/ James P. Torgerson
James P. Torgerson, Chief Executive Officer